SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 13, 1996


                          INDEPENDENT BANK CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


           0-7818                                   38-2032782
   (Commission File Number)             (I.R.S. Employer Identification No.)


                   230 West Main Street, Ionia, Michigan 48846
               (Address of Principal Executive Offices) (Zip Code)


                                 (616) 527-9450
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.           Other Events

         Effective the close of business on December 13, 1996 (the "Effective Time"), Independent Bank East Michigan ("IBEM"), a subsidiary of the Company, acquired eight branch banking facilities from First of America Bank-Michigan, National Association ("FOA Branches"). The FOA Branches are located in the thumb region of eastern Michigan, in the counties of Huron and Tuscola. Two of the FOA Branches are located in the City of Bad Axe and one each in the townships or communities of Caseville, Elkton, Kinde, Ubly, Sebewaing, and Gagetown. At the Effective Time, the FOA Branches had approximately $122 million of deposits and $22 million of loans. The real and personal property of the FOA Branches were acquired at net book value, and IBEM paid a loan premium of 1% on the loans acquired and a deposit premium of 6.875% on the deposits assumed. The purchase of the FOA Branches is not considered an acquisition of a business.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    INDEPENDENT BANK CORPORATION



Date: December 24, 1996                             /s/ William R. Kohls
                                                    William R. Kohls,
                                                    Executive Vice President and
                                                    Chief Financial Officer






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